UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 24, 2007

         HarborView Mortgage Loan Trust 2007-2
(Issuing Entity)

              Greenwich Capital Acceptance, Inc.
(Exact Name of Depositor as Specified in its Charter)

       Greenwich Capital Financial Products Inc.
(Exact Name of Sponsor as Specified in its Charter)

           Greenwich Capital Acceptance, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-140279	06-1199884
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, CT		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 625-2700

                                       No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 6.02. Change of Servicer or Trustee.

The Registrant registered issuances of its HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-2 on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3 (Registration File No. 333-140279) (the “Registration Statement”). Pursuant to the Registration Statement, the Registrant issued $1,328,283,000 aggregate principal amount of its HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-2 on March 30, 2007. Pursuant to a subsequent transfer agreement (the “Subsequent Transfer Agreement”) dated as of April 23, 2007, among Greenwich Capital Acceptance, Inc., as depositor (the “Depositor”), Greenwich Capital Financial Product, Inc., as seller (the “Seller”), and Deutsche Bank National Trust Company, a national banking association, as trustee (the “Trustee”), the Depositor acquired on April 23, 2007 (the “Subsequent Cut-off Date”), mortgage loans having an aggregate Scheduled Principal Balance as of the Subsequent Cut-Off Date of $332,685,751.07 identified on the Mortgage Loan Schedule attached as Schedule A to the Subsequent Transfer Agreement (the “Subsequent Mortgage Loans,” and together with the initial mortgage loans acquired by the Depositor on the Closing Date, the “Mortgage Loans”), for inclusion in the trust fund relating to HarborView Mortgage Loan Trust 2007-2 (the “Trust Fund”). The Trust Fund was established pursuant to a Pooling and Servicing Agreement (the “Pooling Agreement”) dated as of March 1, 2007, among the Depositor, the Seller, Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”) and securities administrator, Clayton Fixed Income Services Inc., as credit risk manager and Deutsche Bank National Trust Company, as Trustee and a custodian. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Pooling Agreement.

As of September 1, 2007, Residential Funding Company, LLC (“RFC”) acted as a servicer of approximately 17.26% of all of the Mortgage Loans, and approximately 19.65% and 16.38% of all of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, owned by the Trust Fund. Such Mortgage Loans are serviced pursuant to (1) the Reconstitution Agreement, dated as of March 1, 2007, among the Seller, the Depositor, the Trustee and RFC and acknowledged by the Master Servicer and (2) the Prefunding Reconstitution Agreement, dated as of April 1, 2007, among the Seller, the Depositor, the Trustee and RFC and acknowledged by the Master Servicer.

As of the September 1, 2007, Homecomings Financial, LLC (“Homecomings”), an affiliate of RFC, acted as a subservicer of approximately 13.40% of all of the Mortgage Loans, and approximately 15.26% and 12.72% of all of the Group 1 Mortgage Loans and Group 2 Mortgage Loans, respectively, (the “Subserviced Mortgage Loans”).

Residential Capital, LLC, which owns indirectly all of the equity of both Homecomings and GMAC Mortgage, LLC (“GMACM” and an affiliate of RFC), has restructured the operations of Homecomings and GMACM. As a result of such restructuring, on September 24, 2007, Homecomings transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

Subsequent to the transfer of the servicing platform and employees from Homecomings to GMACM, GMACM became the subservicer for all of the Subserviced Mortgage Loans and Homecomings will no longer service any of the Subserviced Mortgage Loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.,

By:	/s/ Ara Balabanian

Name: Ara Balabanian Title: Vice President

Dated: October 10, 2007